SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): April 7, 1997




                       Advanced Technology Materials, Inc.
             (Exact name of registrant as specified in its charter)





    Delaware                    0-22756                          06-1236302
    --------                    -------                          ----------
(State or other          (Commission File Number)            (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation or
organization)





7 Commerce Drive, Danbury, CT                                         06810
(Address of principal executive offices)                             (Zip Code)





                                  203-794-1100
              (Registrant's telephone number, including area code)

                       ADVANCED TECHNOLOGY MATERIALS, INC.




                               Report on Form 8-K



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                    INFORMATION TO BE INCLUDED IN THE REPORT


Item 5.         Other events                                                 3
Signatures                                                                   4
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Item 5.  Other events.


     On April 7, 1997, the registrant, Advanced Technology Materials, Inc. ("ATMI"), executed a Merger and Exchange Agreement (the "Agreement") to acquire all of the issued and outstanding equity interests in Advanced Delivery & Chemical Systems Nevada, Inc. and its related entities ("ADCS"). ADCS is engaged in the manufacture and sale of ultra-high purity semiconductor thin film materials and associated delivery systems. The Agreement is subject to approval by ATMI's stockholders and the satisfaction of other customary conditions.

     Pursuant to the Agreement, holders of interests in ADCS will receive between 5,468,750 and 6,250,000 shares of common stock of a newly created holding company in exchange for their interests. The actual number of shares to be issued to the holders of equity interests in ADCS depends upon the average closing price of ATMI's common stock during a 20 day trading period ending five days prior to stockholder approval of the Agreement. Additionally, as part of the transaction, ATMI will become a subsidiary of the holding company. The acquisition is intended to be accounted as a pooling of interests transaction. ATMI intends to continue the business currently performed by ADCS by combining it with the semiconductor thin film and delivery system product lines of the NovaMOS division of ATMI, under the name ADCS.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                      _Advanced Technology Materials, Inc.

April 18, 1997


                    By _______/S/ Daniel P. Sharkey_________
               Daniel P. Sharkey, Vice President, Chief Financial
                              Officer and Treasurer